SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange
              Act of 1934 (Amendment No.         )

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[ ]  Filed by a party other than the Registrant

Check the appropriate box:

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      by Rule 14a-6(e)(2))
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      Section 240.14a-12


              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

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      or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
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      Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
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          computed pursuant to Exchange Act Rule 0-11 (Set forth
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          _______________________________________________
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              GENERAL EMPLOYMENT ENTERPRISES, INC.

                  NOTICE OF 1996 ANNUAL MEETING
                         OF SHAREHOLDERS


To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of General Employment Enterprises, Inc. will be held at the Company's Corporate Headquarters located in Suite 2100,
Oakbrook Terrace Tower, One Tower Lane, Oakbrook Terrace,
Illinois 60181 on Monday, February 26, 1996, at 10:00 a.m., local time, for the following purposes:

     1.   To elect seven directors of the Company;

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized Common Shares from 5 million to 20 million shares; and

     3. To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 29, 1995 will be entitled to vote at the meeting.

By Order of the Board of Directors


                                   Nancy C. Frohnmaier
                                   Secretary


Oakbrook Terrace, IL
January 25, 1996


                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the annual meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.




              GENERAL EMPLOYMENT ENTERPRISES, INC.
               Suite 2100, Oakbrook Terrace Tower
                         One Tower Lane
                Oakbrook Terrace, Illinois  60181

                         PROXY STATEMENT
               For Annual Meeting of Shareholders



  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 25, 1996, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, February 26, 1996, at 10:00 a.m., local time, at the Company's Corporate Headquarters located in Suite 2100, Oakbrook Terrace Tower, One Tower Lane, Oakbrook Terrace, Illinois 60181.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the Common Shares, of which there were 2,195,985 outstanding on December 29, 1995, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (seven) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received prior to the annual meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted for election of the seven nominees for director listed in this proxy statement and for approval of the Amendment to the Articles of Incorporation to increase the authorized Common Shares. Proxies given may be revoked at any time prior to the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the annual meeting. A majority of the total outstanding Common Shares of the corporation, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions will be treated as Common Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a proxy submitted by a broker for shares beneficially owned by other persons indicates that all or a portion of the shares represented by such proxy are not being voted (because the broker does not have discretionary authority to vote shares with respect to a particular matter in the absence of instructions from the beneficial owner of such shares), those shares will not be counted in determining whether a quorum is present and will not be considered present and entitled to vote with respect to that matter.

  The nominees for director who receive a plurality vote shall be elected directors of the Company. The vote required for the approval of the amendment to the Articles of Incorporation is the affirmative vote of a majority of the outstanding Common Shares of the corporation, present in person or represented by proxy at the annual meeting. For purposes of determining the approval of the matters submitted to the stockholders for a vote, abstentions will have no effect on the vote for the election of directors and will be treated as voted against approval of the amendment of the Articles of Incorporation.


               Proposal 1 _ ELECTION OF DIRECTORS

  Seven directors are to be elected at the annual meeting, to serve until the 1997 annual meeting of shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.


Nominees

The following information is furnished with respect to each nominee for election as a director:

  HERBERT F. IMHOFF, age 69, has been Chairman of the Board since
1968 and President of the Company since 1964.

  HOWARD S. WILCOX, age 75, is a management consultant.  Mr.
Wilcox was formerly owner of Howard S. Wilcox, Inc., a public relations firm, from 1966 to 1986. Mr. Wilcox was elected to the Board in 1974.

  WALTER T. KERWIN, JR., age 78, is a former Vice Chief of Staff of the U.S. Army. He has served as a consultant to the Army, the Department of Defense and private industry since 1978. He joined the Board in 1984.

  HERBERT F. IMHOFF, JR., age 46, has been Executive Vice
President since February 1986 and General Counsel since January
1982.  Mr. Imhoff, Jr. has been a member of the Board since 1986.

  LEONARD CHAVIN, age 64, has operated a real estate management and development business for more than 10 years. He was elected to the Board in 1991.

  SHELDON BROTTMAN, age 61, has been President and CEO of Jemm Wholesale Meat Co., a food processing business, since May 1989. For more than 10 years prior to that he was, and continues to be, an attorney and real estate developer. Mr. Brottman was elected to the Board in 1991.

  DELAIN G. DANEHEY, age 61, was with the accounting firm of Ernst & Young LLP for 31 years, and was a partner when he retired from the firm in 1991. Mr. Danehey joined the Company's Board in May of 1995.


  All of the foregoing nominees are currently serving as directors of the Company and all, with the exception of Mr.
Danehey, were elected by the shareholders at the last Annual
Meeting. Each of the above-named nominees has agreed to serve if elected.

  On December 30, 1994, in the United States Bankruptcy Court, Northern District of Illinois, an Involuntary Petition for Bankruptcy under Chapter 7 was filed against Mr. Chavin by three creditors. On December 31, 1993, LC & CP Corporation of Wisconsin, and LP & CC Corporation of Illinois, were adjudicated bankrupt. Mr. Chavin was an executive officer and major shareholder of these corporations.


Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held five regularly scheduled meetings during the last fiscal year, and all of the directors were in attendance at each of the meetings.

Executive Committee
  The Board of Directors has an Executive Committee consisting of Herbert F. Imhoff, Howard S. Wilcox and Walter T. Kerwin, Jr., plus Herbert F. Imhoff, Jr. as an alternate member to serve in the absence of Herbert F. Imhoff, the committee's chairman. The committee is empowered to act upon all matters requiring the approval of the Board of Directors except for corporate reorganizations, decisions regarding mergers and acquisitions and those matters reserved to the full Board by the Illinois Business Corporation Act, such as the declaration of dividends. No Executive Committee Meetings were held in fiscal 1995.

Audit Committee
  The Audit Committee, which is comprised of all Members of the Board, meeting as a committee of the whole, is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and with the review of internal policies and practices. Specifically, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met once during fiscal 1995.

Stock Option Committee
  The Board has a Stock Option Committee which is comprised of all non-employee Directors. The function of this committee is to oversee the administration of the Company's Incentive Stock Option Plans. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. The Stock Option Committee met twice during fiscal 1995.

The Board of Directors does not have a standing Nominating
Committee.

Nominations

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the secretary of the Company not later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the corporation or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.


Security Ownership of Certain Beneficial Owners and Management

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December
29, 1995:

Title of  Name and Address            Amount and Nature of    Percent
Class     of Beneficial Owner         Beneficial Ownership*   of Class

Common    Herbert F. Imhoff                 710,001(1)         31.76
          One Tower Lane, Suite 2100
          Oakbrook Terrace, IL 60181

Common    Marlene Chavin                    202,227(2)          9.21
          c/o S. Vass
          810 Highland Place
          Highland Park, IL 60035

*Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.

(1) Includes 39,675 option shares exercisable by Mr. Imhoff within 60 days of record date.

(2) According to Schedule 13D, dated August 9, 1993, and filed with the Securities and Exchange Commission. Amount has been adjusted to reflect 15% stock dividends paid to shareholders on November 16, 1994 and November 3, 1995.



  The following information is furnished as of December 29, 1995, to indicate beneficial ownership by each director and each named executive officer, individually, and all executive officers and directors as a group:

Title of  Name and Address              Amount and Nature of    Percent
Class     of Beneficial Owner           Beneficial Ownership*   of Class

Common    Herbert F. Imhoff                  710,001(1)          31.76
          One Tower Lane, Suite 2100
          Oakbrook Terrace, IL 60181

Common    Herbert F. Imhoff, Jr.              30,580(2)           1.38
          One Tower Lane, Suite 2100
          Oakbrook Terrace, IL 60181

Common    Leonard Chavin                           0               --
          4756 South Ashland Avenue
          Chicago, IL  60609

Common    Sheldon Brottman                    38,484(3)           1.74
          3817 South Halsted
          Chicago, IL  60609

Common    Howard S. Wilcox                    24,610              1.12
          5353 Whisperwood Lane
          Indianapolis, IN  46226

Common    Walter T. Kerwin, Jr.               21,582               **
          307 Crown View Drive
          Alexandria, VA  22314

Common    Delain G. Danehey                   17,250(4)            **
          16023 East Cholla Drive
          Fountain Hills, AZ  85268


All directors and executive officers         877,413(5)         37.68
as a group (ten in number)

*Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.

**Owns less than 1%

(1) Includes 39,675 option shares exercisable by Mr. Imhoff within 60 days of record date. Mr. Imhoff is the father of Mr.
Herbert F. Imhoff, Jr.

(2) Includes 434 shares held in custodial accounts for the benefit of Mr. Imhoff, Jr.'s children and 26,450 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date.
Mr. Imhoff, Jr. is the son of Mr. Herbert F. Imhoff.

(3) Includes options to purchase 19,837 shares within 60 days of record date.

(4) Options to purchase 17,250 shares within 60 days of record date.

(5) Includes 434 shares held in custodial accounts for the benefit of Mr. Imhoff, Jr.'s children and 121,324 option shares exercisable by members of the group within 60 days of record date.


Settlement Agreement
  On September 27, 1991 the Company and Leonard Chavin entered into a Settlement Agreement to resolve certain litigation and other issues. Insofar as it is still in effect, Mr. Chavin (and, subsequently, in certain respects, his former wife, Marlene Chavin) (a) agreed not to sue the Company or its agents based on facts existing or occurring prior to September 27, 1991, (b) agreed not to acquire additional securities of the Company during the term of the Agreement or to encourage others to do so, (c) granted the Company a right of first refusal to purchase his common shares of the Company and (d) agreed not to solicit proxies in opposition to the recommendation of the Company's Board of Directors and agreed to vote his shares in accordance with the Board's recommendation for so long as Mr. Chavin and one other person designated by him are included in the slate of nominees for directors recommended by the Board to shareholders for election as directors.

  In the Settlement Agreement, the Company agreed (a) to notify Mr. Chavin in advance of an annual meeting of shareholders if Mr. Chavin and his designee are not to be included on the Board's recommended slate of nominees, and (b) to include Mr. Chavin and his designee on the slate of nominees for directors under certain circumstances in the event the Company reincorporates in Delaware and Mr. Chavin and his nominee are members of the Company's Board on the date such reincorporation is approved. The covenants and agreements of the Settlement Agreement will continue in full force and effect for so long as Mr. Chavin remains a member of the Company's Board of Directors or until three years from the date Mr. Chavin's Amended Complaint in his lawsuit was dismissed with prejudice (which date was July 29, 1992), whichever period is longer.

  In connection with the 1996 Annual Meeting, Mr. Chavin has designated himself and Mr. Brottman for inclusion in the slate of nominees pursuant to the Settlement Agreement.


Compensation of Executive Officers

Summary Compensation Table
  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and one other executive officer.

                   Summary Compensation Table

                                 Annual
Name and                      Compensation -   All Other(1)
Principal Position  Year   Salary    Bonus    Compensation

Herbert F. Imhoff   1995   $225,061 $195,349      $1,875
Chairman and        1994    204,601   81,412       2,514
President           1993    193,751      --        2,422

Herbert F.
   Imhoff, Jr.      1995   $127,250  $110,451     $1,983
Executive Vice      1994    115,682   45,994       1,446
President           1993    102,273      --        1,278


(1) Amounts represent the Company's contribution to the Company's
401(k) Incentive Savings Plan.


Stock Option Table
  The following table provides information related to the number and value of options held at fiscal year end for each of the named executive officers. All options held by these officers at fiscal year end were exercisable.


                    Fiscal Year End Option Values

                          Number of          Value of
                          Unexercised        Unexercised
                          Options            In-the-Money Options
Name                      at F/Y End(1)      at F/Y End(2)

Herbert F. Imhoff          39,675            $199,962
Herbert F. Imhoff, Jr.     26,450             133,308

(1) Number of shares adjusted to reflect 15% stock dividend paid on November 3, 1995.
(2) Represents the spread between $6.74, the closing price of the Company's Common Stock on the American Stock Exchange on September 29, 1995 (adjusted for a 15% stock dividend) and the option price per share of $1.70 multiplied by the number of unexercised options.


Compensation of Directors
  During the last fiscal year directors who are not full-time employees of the Company were compensated at the rate of $1,250 per month. Compensation for non-employee Executive Committee Members is $1,000 per meeting; however, no Executive Committee Meetings were held in fiscal 1995. Since Audit Committee and Stock Option Committee meetings are held in conjunction with regular Board Meetings, Committee Members receive no additional fee for serving on the Audit Committee or the Stock Option Committee. The Audit Committee met once during fiscal 1995, and there were two meetings of the Stock Option Committee held during fiscal 1995.

Supplemental Executive Retirement Plan
  The Company has agreed to provide Herbert F. Imhoff with a retirement benefit of $400,000 subsequent to his retirement. Under the terms of the agreement, the retirement benefit is to be paid in a number of equal monthly installments equal to the number of months between the first day of the month following his termination date and the first day of the month in which Mr. Imhoff attains age 75. The retirement benefit is also to be paid in the event of a termination without cause or a constructive termination within 12 months following a change in control. In the event of Mr. Imhoff's death, the retirement benefit is to be paid to his designated beneficiary. Mr. Herbert F. Imhoff also has an employment contract with the Company dated October 1, 1962, providing for exclusive continuous employment during a period of time mutually agreeable to the parties.


Senior Employment Contracts
  Herbert F. Imhoff and Herbert F. Imhoff, Jr. each have employment security agreements with the Company which, in general, provide for payments in the amount of twice their respective annual compensation, plus continued participation in any employee benefit plan maintained by the Company in which the executive participates at the date of termination, in the event that the employment of the executive is terminated by the Company for any reason other than good cause within twenty-four months following change of control of the Company.

  A change of control shall be deemed to take place on the occurrence of any of the following events on or after May 14, 1990, without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately prior to such event:
(1) The acquisition by an entity, person or group of beneficial ownership of capital stock of the Company if after such acquisition such entity, person or group is entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power");
(2) The effective time of (I) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) a transfer of 30% of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50% of the Voting Power; or
(3) The election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors of the Company in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.



 Proposal 2 - AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
                    AUTHORIZED COMMON SHARES


  The Board of Directors has unanimously approved, and recommends that shareholders adopt, an amendment to Article Five of the Articles of Incorporation to increase the number of authorized Common Shares from 5 million to 20 million. If the proposed amendment is adopted, Paragraph 1 of Article Five would be amended to read as follows:

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 20,100,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                        Par Value Per Share
                Series    Number of     or Statement that Shares
Class          (if any)   Shares        Are Without Par Value

Preferred      To be        100,000     Without Par Value
               issued in
               series
Common         None      20,000,000     Without Par Value

  The Company currently is authorized to issue 5 million Common Shares, of which 2,195,985 Common Shares were issued and outstanding as of December 29, 1995. In addition, as of December 29, 1995 the Company had 205,275 Common Shares reserved for issuance under the Company's stock option plans, leaving 2,598,740 authorized Common Shares available for other purposes. Adoption of the proposed amendment would increase the number of Common Shares available for issuance to 20,000,000.

  The additional Common Shares for which authorization is sought would be part of the existing class of Common Shares and, if and when issued, would have the same rights and privileges as the Common Shares presently outstanding. Holders of the Company's Common Shares do not have preemptive rights to subscribe for and purchase any new or additional issue of Common Shares or securities convertible into Common Shares.

  The Board of Directors believes that the increase in the number of authorized Common Shares is in the best interests of the Company and its shareholders. The purpose of increasing the number of authorized Common Shares is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, stock splits, stock dividends or other distributions, conversion of convertible securities, future financings and other corporate purposes. Except for certain stock option plans and the share purchase rights plan (the "Rights Plan") discussed below, the Company has no agreements or understandings regarding the issuance of additional Common Shares.

  Under the provisions of the Illinois Business Corporation Act of 1983, a board of directors generally may issue authorized but unissued common shares without shareholder approval. A substantial number of authorized but unissued Common Shares not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders. The issuance of additional Common Shares may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage of ownership of Common Shares of existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of additional Common Shares unless required by law or the rules of the American Stock Exchange or any other stock exchanges on which the Common Shares may be listed. The American Stock Exchange currently requires shareholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of Common Shares outstanding by 20% or more.

  Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of authorized Common Shares may provide the Company with the means of discouraging any such attempt. Such additional Common Shares could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control of the Company, whether or not favored by a majority of unaffiliated shareholders, with the possible effect of deterring an offer for the company at a substantial premium over the current market price of the Common Shares. The Company has no present intention to issue securities for any such purpose. The Articles of Incorporation also contain a provision authorizing the issuance of up to 100,000 Preferred Shares which may be divided into and issued in series with such rights, preferences and limitations as determined by the Board. Such Preferred Shares could be issued by the Board in one or more transactions with terms which might make the acquisition of a controlling interest in the Company more difficult or costly.

  The Company has adopted a Rights Plan which provides shareholders with rights to purchase Common Shares of the Company (or of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of the Company that has not been approved by the Board. The Rights Plan is intended as a means to protect the values of the shareholders' investment in the Company, while preserving the possibility of a fair acquisition bid. The Illinois Business Corporation Act of 1983 provides, among other things, that any beneficial owner of more than 15% of the Company's voting stock is prohibited, without the prior approval of the Board, from entering into any business combination with a company for three years from the date such 15% ownership is acquired.

  The Company's By-Laws contain certain other provisions which may be viewed as having an antitakeover effect. The By-Laws provide that any shareholder seeking to have the shareholders act by written consent must give notice to the Board of Directors to set a record date for purposes of the consent, which record date shall not precede the date upon which the Board takes action and which shall not be more than 20 days after the date the Board takes action. Additionally, a shareholder must give written notice to the Company of an intention to nominate a director for election at an annual meeting 60 days prior to the anniversary date of the immediately preceding annual meeting. See "Election of Directors - Nominations." A shareholder must also give written notice not less than 30 days nor more than 60 days prior to the date of an annual meeting of any other business to be conducted at an annual meeting. Each of these provisions tends to make a change in control of the Board of Directors more difficult or time consuming. The proposed amendment to the Articles of Incorporation is not being recommended for the purpose of deterring a possible change in control of the Company or in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors currently intend to propose to shareholders any amendments which may have the effect of discouraging takeover attempts.


Vote Required

  The affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the amendment to the Articles of Incorporation to increase the number of authorized Common Shares of the Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED COMMON SHARES FROM 5,000,000 TO
20,000,000.


                          OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of these reports furnished to the Company and written representations from the executive officers and directors that no other reports were required during the fiscal year ended September 1995, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent owners were complied with.


Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Shareholders, shareholder proposals must be received by the Company at its address hereinabove, on or before September 27, 1996.


Independent Public Accountants

  Ernst & Young LLP, independent certified public accountants, have been auditors of the financial statements of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 1996.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-KSB

  The Company will furnish upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-KSB including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to

                    Ms. Nancy Frohnmaier, Vice President/Secretary General Employment Enterprises, Inc.
                    Oakbrook Terrace Tower
                    One Tower Lane - Suite 2100
                    Oakbrook Terrace, Illinois 60181


Other Matters

  At the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO
SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE
UNITED STATES.


                         By Order of the Board of Directors



                              Nancy C. Frohnmaier
                                   Secretary

Oakbrook Terrace, Illinois




            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, HOWARD S. WILCOX and WALTER T. KERWIN, JR., and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 26, 1996 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors and FOR proposal 2.

1.   Election of Directors, Nominees:
     S. Brottman, L. Chavin, D. G. Danehey, H. F. Imhoff, H. F. Imhoff, Jr.,
     W. T. Kerwin, Jr., H. S. Wilcox

                              For, except vote withheld
     FOR ___ AGAINST ___      from the following nominee(s)________________

2. Approval of the Amendment to the Articles of Incorporation to increase the number of authorized Common Shares from 5 million to 20 million shares

     FOR ___ AGAINST ___    ABSTAIN ___

3. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.



This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposal 2. This proxy confers the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.


 The Board of Directors recommends a vote FOR Proposals 1 and 2.


                                   The signer hereby revokes all
                                   proxies heretofore given by the
                                   signer to vote at said meeting or
                                   any adjournments thereof.

                                   NOTE:  Please sign exactly as
                                   name appears hereon.  Joint owners
                                   should each sign. When signing as
                                   attorney, executor, administrator,
                                   trustee or guardian, please give
                                   full title as such.


                                   ____________________________________


                                   ____________________________________
                                   SIGNATURE(S)                    DATE